UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52161
(Commission File Number)

  EIN: 264204714
(IRS Employer Identification No.)

8350 Wilshire Blvd Beverly Hills CA 90211
(Address of principal executive offices and Zip Code)

323-556-0746
Registrant's telephone number, including area code:

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 28, 2010 Jammin Java Corp. (the “Company”) appointed Leif Martinoff as a director of the Company.  Mr. Martinoff was also appointed as Vice President of Business Development.  Mr. Martinoff is a co-founder and former executive officer of Tigrisnet, Iraq’s leading communications provider delivering high speed internet, VoIP and WiFi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2010

JAMMIN JAVA CORP.

 /s/ Anh Tran
Anh Tran,
CEO, President and Director